                                                                    Exhibit 21.1

                     EVANS & SUTHERLAND COMPUTER CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

                                                    State or Other
                                                    Jurisdiction of
                                                   Incorporation or                  Names Under Which
               Subsidiary Name                       Organization              Each Subsidiary Does Business
-----------------------------------------------    ------------------    ---------------------------------------------

Evans & Sutherland Graphics Corporation                  Utah            Evans & Sutherland Graphics Corporation

Xionix Simulation, Inc.                                 Georgia          Xionix Simulation, Inc.

Evans & Sutherland Computer Limited                 United Kingdom       Evans & Sutherland Computer Limited

E&S Foreign Sales Corporation                       Virgin Islands       E&S Foreign Sales Corporation

E&S Partners, Inc.                                      Utah             E&S Partners, Inc.

REALimage, Inc.                                       Delaware           REALimage, Inc.